                                                                    Exhibit 21.1


                                  Subsidiaries

           Name                                  Jurisdiction of Organization
---------------------------------                ----------------------------
Palm Harbor Finance Corporation                             Texas
Palm Harbor G.P., Inc.                                      Nevada
Standard Casualty Company                                   Texas
Energy Efficient Housing, Inc.                              Nevada
Better Homes Systems, Inc.                                  Washington
Palm Harbor Investments, Inc.                               Nevada
Palm Harbor Holding, Inc.                                   Nevada
Standard Insurance Agency, Inc.                             Texas
CountryPlace Mortgage, Ltd.                                 Texas
Palm Harbor Homes I, L.P.                                   Texas
Western Insurance Managers, Inc.                            Texas
First Home Mortgage Corporation                             Georgia
Freedom Homes, Inc.                                         Arizona
Palm Harbor Insurance Agency, Inc.                          New Mexico